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                                  EXHIBIT 2(b)

            ESTABLISHMENT AND DESIGNATION OF THREE SERIES OF SHARES
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                               THE COVENTRY GROUP

            Establishment and Designation of three Series of Shares
               of Beneficial Interest, Par Value $0.01 Per Share



         RESOLVED, that pursuant to Section 5.11 of the Declaration of Trust of The Coventry Group (the "Trust") dated January 8, 1992, ("Declaration"), three separate series of the shares of beneficial interest of the Trust shall hereby be established, relating to the Trust's new investment portfolios (the "Funds");

         FURTHER RESOLVED, that the Funds shall have the following special and relative rights:

         1. The Funds shall be designated the "Ernst Global Asset Allocation Fund" the "Ernst Global Smaller Companies Fund" and the "Ernst Australia-New Zealand Fixed Income Fund."

         2. The Funds shall be authorized to invest in cash, securities, instruments and other property as from time to time described in each Fund's then currently effective prospectus and registration statement under the Securities Act of 1933. Each share of beneficial interest of a Fund ("Share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of a Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to a Fund, and shall be entitled to receive its pro rata share of net assets of the Fund upon liquidation of the Fund, all as provided in the Declaration.

         3. Shareholders of each series of shares of the Trust shall vote separately as a class on any matter, except, consistent with the Investment Company Act of 1940, as amended ("the Act"), and the rules thereunder, and the Trust's registration statement, with respect to (i) the election of Trustees,
(ii) any amendment of the Declaration, unless the amendment affects fewer than all classes of shares, in which case only shareholders of the affected classes shall vote, and (iii) ratification of the selection of auditors. In each case of separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act (or any successor rule) as to a series, the applicable percentage (as specified in the Declaration, or the Act and the rules thereunder) of the shares of that series alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the shares of each series entitled to vote on the matter is required.
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         4.      The assets and liabilities of the Trust shall be allocated among the series of the Trust as set forth in Section 5.11(d) of the Declaration; except that costs of establishing the Funds and of the registration and public offering of the Funds' Shares shall be amortized for the Funds over the period beginning on the date such costs become payable and ending sixty months thereafter.

         5. The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of the Funds hereby created, or to otherwise change the special and relative rights of each such Fund, provided that such change shall not adversely affect the rights of the Shareholders of each such Fund.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 16th day of November, 1995.



                                            /s/ Roy E. Rogers
                                            ------------------------------
                                            Roy E. Rogers


                                            /s/ Walter B. Grimm
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                                            Walter B. Grimm


                                            /s/ Maurice G. Stark
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                                            Maurice G. Stark


                                            /s/ Michael M. Van Buskirk
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                                            Michael M. Van Buskirk

                                            /s/ Chalmers P. Wylie
                                            ------------------------------
                                            Chalmers P. Wylie




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